April 30, 2014

NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACT:
Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 617-3527
Gregory D. Newton, EVP and Chief Financial Officer, Cascade Bancorp (541) 617-3526

CASCADE BANCORP SCHEDULES FIRST QUARTER 2014 EARNINGS CONFERENCE CALL FOR THURSDAY, MAY 8, 2014

Bend, Ore., – April 30, 2014 – Cascade Bancorp (NASDAQ: CACB) (“Company”) the holding company for Bank of the Cascades (“Bank”), will conduct a quarterly earnings conference call Thursday, May 8, 2014, at 2:00 p.m. PST (5:00 p.m. EST). Terry E. Zink, President and CEO, and Gregory Newton, Executive Vice President and CFO will discuss first quarter 2014 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing (888) 567-1602 a few minutes before 2:00 p.m. Information to be discussed in the teleconference will be available on the Company's website www.botc.com, shortly after the conference call.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operate in Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 28 branches in Central, Southern and Northwest Oregon, as well as in the greater Boise/Treasure Valley, Idaho area. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers. For further information, please visit our website at www.botc.com.

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